                                                                    EXHIBIT 99.1

                    iMANAGE REPORTS STRONG FIRST QUARTER 2003

             Cash Flow Positive and Approaching Pro Forma Breakeven

FOSTER CITY, Calif., April 16, 2003 -- iManage, Inc. (Nasdaq: IMAN), a leading provider of collaborative content management software for global enterprises, today announced its financial results for the first quarter ended March 31, 2003.

For the first quarter, iManage reported total revenues of $10.9 million, as compared to $10.3 million for the fourth quarter of 2002 and $11.8 million a year ago. Net loss for the first quarter of 2003 calculated in accordance with generally accepted accounting principles was $1.7 million, or $0.07 per share as compared to a net loss of $307,000, or $0.01 per share, for the same period last year. On a pro forma basis, iManage reported a net loss of $576,000 for the quarter, or $0.02 per share, versus a pro forma net loss of $1.1 million, or $0.04 per share, for the fourth quarter of 2002 and pro forma net income of $165,000, or 0.01 per share, for the first quarter a year ago. Pro forma results exclude the impact of amortization of stock-based compensation and intangible assets and, in the first quarter of 2003, a lease termination fee.

"We were extremely pleased with our results in the first quarter," said Mahmood Panjwani, iManage President and CEO. "The company's performance was strong across virtually all financial metrics. Our revenues increased sequentially, we reduced our pro forma loss by 47% from last quarter, our days to collect were down, our cash balance was up, our deferred revenues increased and we are quickly approaching break even."

"Companies are turning to iManage to address today's pressing business issues. This includes improving productivity and at the same time enhancing corporate accountability - two important initiatives that need to be integrated in the current business environment," added Panjwani. "iManage is committed to helping its customers be successful, and because of this, businesses worldwide continue to invest in iManage WorkSite for their collaborative content management solution."

KEY VERTICAL WINS

New customer acquisition continued in the first quarter across all core industry vertical markets, including financial services, manufacturing, government and professional services. With new customer wins in the quarter, iManage's installed base increased to approximately 1,300 customers and over 600,000 global users of our software.

         - iManage's focus on financial services resulted in several new industry-leading companies purchasing iManage WorkSite and WorkSite MP. Customers are purchasing WorkSite because of its ability to help with the growing demands involved in financial management processes. For example, Janus Capital Management purchased WorkSite to enable its portfolio managers to effectively manage company research. Lincoln Financial Group selected WorkSite MP as its collaborative content management suite to manage content creation and share it internally and externally. Other financial services companies purchasing licenses of WorkSite in the first quarter included Hudson Advisors, KPMG Newscastle and Orix Capital Markets. Existing customers also purchased additional licenses of iManage WorkSite, including ABN AMRO, Aon Re Worldwide, The Inland Real Estate Group, Tower Group Companies, TIAA-Creff and Union America Insurance Company Ltd. in the UK.

         - In manufacturing, iManage signed new WorkSite customers and expanded its presence with a number of customers. Manufacturing customers purchasing licenses of iManage WorkSite included Baxter International, Celestica Corp., Cyberonics, Komex, Motorola, Nutricia Ltd., Rockwell Collins and Westcott Technology Services. iManage WorkSite is helping companies involved in the manufacturing industry be more productive by organizing documents and collaborating on content and projects at any time, from any location.

         - Worldwide, government agencies are investing in iManage WorkSite. Government customers purchasing WorkSite in the first quarter included the California Department of Health Services, Government of Western Australia, Industry of New Zealand and Warwickshire Police Authority in the UK.

         - Legal customer growth also remained strong, with new law firms around the world selecting WorkSite. Notably, a large international law firm based in the UK selected iManage WorkSite over its previous solution that was deployed less than 24 months ago for a collaborative content management offering. Following an evaluation of available solutions, the firm chose iManage WorkSite, which demonstrated lower total cost of ownership even with its recent investment in the previous solution. New and existing law firms purchasing WorkSite included Townsend & Townsend, Arnold & Porter, Butzel Long, Fowler White, Fulbright & Jaworski and Morgan Lewis & Bockius.

PARTNERSHIP DEVELOPMENT

The iManage partner program has grown to include more than 150 partners worldwide reselling, deploying and building high-value products for WorkSite.

         - In the first quarter, iManage announced an alliance with Interwoven. Interwoven is reselling iManage WorkSite MP as its document management and collaboration solution, replacing Interwoven's previous document management offering. The solution, "Interwoven Collaborative Document Management (CDM) Solution powered by iManage WorkSite MP," enables enterprises across a variety of industries to facilitate collaboration on projects and teams, resulting in increased process efficiency and higher quality in new product development, customer account management and project management. The integrated solution was completed in less than 60 days, and general availability was announced at the beginning of April 2003.

         -        iManage announced its new Original Equipment Manufacturer
                  (OEM) program in the first quarter. The program enables independent software vendors and application service providers to quickly bring to market tightly integrated, private-labeled applications. This program is increasing the availability of WorkSite to industries outside iManage's target verticals.

         - New partners announced in the first quarter included eCM, a leading provider of content management solutions for corporate clients, and Hubbard One, a leading provider of software technology for legal departments and law firms. Additionally, iManage iDevelop partner InfiniSys has introduced two add-ons for iManage WorkSite MP. The new applications extend the functionality of the iManage solution with fully integrated tools for automating document import and image acquisition.

TECHNOLOGY EXPANSION AND RECOGNITION

In the first quarter, iManage announced product and technology recognition milestones.

         - iManage introduced its E-mail Management solution to help businesses better manage e-mails, which constitute the majority of business correspondence today. This product, the new WorkSite Communications Server, enables inbound and outbound e-mails to be directly captured and classified in the WorkSite repository with relevant documents and other business content. The solution helps organizations overcome the inefficiencies and lost productivity that result from widespread e-mail overload.

         - iManage achieved a records management milestone in the first quarter with DoD 5015.2 certification of iManage WorkSite. The certification is with iManage partner MDY's electronic records management system. This tight integration of records management functionality enables management of a complete document lifecycle within the WorkSite repository, from creation, collaboration and declaration of records through retirement of a document.

         - Following on the footsteps of being recognized as Value Leader by Transform Magazine, WorkSite was selected as one of KMWorld magazine's "100 Companies that Matter in Knowledge Management" for the second consecutive year. The iManage WorkKnowledge application helps businesses with their knowledge management initiatives by enabling better search and categorization of content for creation and re-use.

         - iManage increased its recognition at leading industry trade shows. The company was one of the premier exhibitors at Legal Tech New York, the leading legal technology conference and also participated in two sessions, addressing portal technology for knowledge management and document-centric collaboration. In early April, iManage exhibited at AIIM 2003, an enterprise content management conference, showcasing iManage WorkSite MP.

CONFERENCE CALL

iManage's first quarter results and its business outlook, including the second quarter of 2003, will be discussed Wednesday, April 16, 2003 at 4:30 p.m. EDT/1:30 p.m. PDT. The conference call can be accessed via live webcast at http://www.imanage.com. A rebroadcast of the call will be available upon its completion and will remain available for a limited time.

ABOUT iMANAGE, INC.

Headquartered in Foster City, Calif., iManage, Inc. is a leader in collaborative content management software that enables businesses to efficiently manage and collaborate on critical business content across the extended enterprise. iManage WorkSite delivers document management, collaboration, workflow and knowledge management accessible through an integrated portal in a single integrated Internet solution. This results in significant improvements in communication and process efficiency, faster response times and a rapid return on investment. More than 600,000 professionals in approximately 1,300 businesses have transformed their organizations with iManage WorkSite. For more information, please contact iManage at 1-877-4iManage, contact@imanage.com, or visit our web site at http://www.imanage.com.

Legal Notice Regarding Forward-Looking Statements:


This news release regarding first quarter 2003 results includes forward-looking statements that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those referred to in the forward-looking statements. Such factors include, but are not limited to, lack of market acceptance of the iManage platform and suite of products, failure of the market for e-business content and collaboration software to develop and grow as quickly as expected; delays and difficulties in introducing new products and enhancements to address the needs of specific vertical markets; the introduction of new products or services by our competitors that could delay or reduce our sales; the failure of our partner and OEM programs to develop as expected; the impact of world and geopolitical events on sales cycles and transaction closure rates; and actual or perceived declining economic conditions that could negatively affect our sales and profits. Further details of these risk factors are set forth in iManage, Inc.'s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2002, its filings on Form 10-Q and its filings on Form 8-K. These filings are available on a Website maintained by the Securities and Exchange Commission at http://www.sec.gov. iManage, Inc. does not undertake an obligation to update or correct any forward-looking or other statements in this release.

Trademark Notice: iManage, the iManage logo, WorkTeam, WorkDocs, WorkPortal and DeskSite are registered trademarks of iManage, Inc. iManage WorkSite, iManage WorkKnowledge, iManage MailSite and WorkRoute are trademarks of iManage, Inc.

                            Financial Tables Appended

                                      # # #

iMANAGE CONTACTS:
Jennifer Lee                                               Laura Heisman
Investor Relations                                         Public Relations
650-577-6567                                               650-577-6607
investors@imanage.com                                      lheisman@imanage.com
                                  iMANAGE, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)
                                   (Unaudited)

                                                      Three Months Ended
                                                            March 31,
                                                   -------------------------
                                                     2003             2002
                                                   --------         --------
Revenues:
   License                                         $  4,902         $  7,113
   Support and service                                6,034            4,664
                                                   --------         --------
     Total revenues                                  10,936           11,777

Cost of revenues:
   License                                              368              385
   Support and service                                1,892            1,564
                                                   --------         --------
     Total cost of revenues                           2,260            1,949
                                                   --------         --------
     Gross profit                                     8,676            9,828
Operating expenses:
   Sales and marketing                                6,157            6,789
   Research and development                           2,239            2,123
   General and administrative                         1,054            1,092
   Lease termination expense                            987             --
   Amortization of intangible assets                     35              360
                                                   --------         --------
     Total operating expenses                        10,472           10,364
                                                   --------         --------
     Loss from operations                            (1,796)            (536)
Interest income and other, net                          131              249
                                                   --------         --------
     Loss before provision for income taxes          (1,665)            (287)
Provision for income taxes                               33               20
                                                   --------         --------
     Net loss                                      $ (1,698)        $   (307)
                                                   ========         ========

Basic and diluted net loss per common share        $  (0.07)        $  (0.01)
                                                   ========         ========

Shares used in computing basic and diluted
   net loss per common share                         24,192           23,706
                                                   ========         ========

                                  iMANAGE, INC.

              IMPACT OF PRO FORMA ADJUSTMENTS ON REPORTED NET LOSS

                      (In thousands, except per share data)
                                   (Unaudited)

                      Three Months Ended Three Months Ended

                                                         March 31, 2003                              March 31, 2002
                                            ---------------------------------------     ----------------------------------------
                                            As reported    Adjustments*   Pro forma     As reported    Adjustments*    Pro forma
                                            -----------    -----------    ---------     -----------    -----------     ---------
Revenues:
   License                                    $  4,902       $   --        $  4,902       $  7,113       $   --        $  7,113
   Support and service                           6,034           --           6,034          4,664           --           4,664
                                              --------       --------      --------       --------       --------      --------
     Total revenues                             10,936           --          10,936         11,777           --          11,777

Cost of revenues:
   License                                         368           --             368            385           --             385
   Support and service                           1,892             (2)        1,890          1,564             (8)        1,556
                                              --------       --------      --------       --------       --------      --------
     Total cost of revenues                      2,260             (2)        2,258          1,949             (8)        1,941
                                              --------       --------      --------       --------       --------      --------
     Gross profit                                8,676              2         8,678          9,828              8         9,836
Operating expenses:
   Sales and marketing                           6,157            (58)        6,099          6,789           --           6,789
   Research and development                      2,239             (6)        2,233          2,123            (14)        2,109
   General and administrative                    1,054            (34)        1,020          1,092            (90)        1,002
   Lease termination expense                       987           (987)         --             --             --            --
   Amortization of intangible assets                35            (35)         --              360           (360)         --
                                              --------       --------      --------       --------       --------      --------
     Total operating expenses                   10,472         (1,120)        9,352         10,364           (464)        9,900
                                              --------       --------      --------       --------       --------      --------
     Loss from operations                       (1,796)         1,122          (674)          (536)           472           (64)
Interest income and other, net                     131           --             131            249           --             249
                                              --------       --------      --------       --------       --------      --------
     Income (loss) before income taxes          (1,665)         1,122          (543)          (287)           472           185
Provision for income taxes                          33           --              33             20           --              20
                                              --------       --------      --------       --------       --------      --------
     Net income (loss)                        $ (1,698)      $  1,122      $   (576)      $   (307)      $    472      $    165
                                              ========       ========      ========       ========       ========      ========

Net income (loss) per share                   $  (0.07)                    $  (0.02)      $  (0.01)                    $   0.01
                                              ========                     ========       ========                     ========

Shares used in computing pro
    forma net income (loss) per share           24,192                       24,192         23,706                     **25,754
                                              ========                     ========       ========                     ========


* The adjustments represent the reversal of the lease termination expense in 2003 and the amortization of stock-based compensation and intangible assets.

** Shares used in computing pro forma net income per share adjusted to include the dilutive impact of common stock options.

                                  iMANAGE, INC.

                           CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

                                ASSETS                    March 31, 2003    December 31, 2002
                                                          --------------    -----------------
                                                           (Unaudited)
Current assets:
    Cash and cash equivalents                                $ 34,790            $ 29,920
    Short-term investments                                      5,135               8,236
    Accounts receivable, net                                    7,068               8,386
    Prepaid expenses and other current assets                   2,327               2,703
                                                             --------            --------
        Total current assets                                   49,320              49,245
Property and equipment, net                                     2,015               2,319
Goodwill and other intangible assets, net                       3,460               3,495
Other assets                                                    2,494               2,610
                                                             --------            --------
        Total assets                                         $ 57,289            $ 57,669
                                                             ========            ========

                 LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Bank lines of credit, current portion                    $  4,669            $  4,808
    Accounts payable                                            1,591               2,535
    Accrued liabilities                                         6,069               5,352
    Deferred revenues                                          13,840              12,276
                                                             --------            --------
        Total current liabilities                              26,169              24,971
Bank lines of credit, less current portion                        726               1,010
                                                             --------            --------
        Total liabilities                                      26,895              25,981
                                                             --------            --------

Stockholders' equity:
    Common stock                                                   24                  24
    Additional paid-in capital                                 78,119              77,773
    Deferred stock-based compensation                            (228)               (306)
    Notes receivable for common stock                            (330)               (330)
    Accumulated comprehensive income                                2                  22
    Accumulated deficit                                       (47,193)            (45,495)
                                                             --------            --------
        Total stockholders' equity                             30,394              31,688
                                                             --------            --------
        Total liabilities and stockholders' equity           $ 57,289            $ 57,669
                                                             ========            ========